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                                                                 Exhibit 99(a)

                 ONCOR ELECTRIC DELIVERY COMPANY
         CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                          (Unaudited)

                                                            Twelve Months Ended
                                                                June 30, 2003
                                                            -------------------
                                                           (millions of dollars)

 Operating revenues:
  Affiliated..................................................           $1,499
  Nonaffiliated ..............................................              493
                                                                         ------
      Total operating revenues................................            1,992
                                                                         ------
 Operating  expenses:
  Operation and maintenance...................................              773
  Depreciation and amortization...............................              270
  Income taxes................................................               81
  Taxes, other than income....................................              389
                                                                         ------
      Total operating expenses................................            1,513
                                                                         ------
 Operating income ............................................              479

 Other income and deductions:
  Other income................................................               11
  Other deductions............................................                7
  Nonoperating income taxes...................................               23

 Interest income - affiliates.................................               55

 Interest expense and other charges...........................              293
                                                                         ------
 Income before extraordinary loss...............................            222

 Extraordinary loss, net of tax effect..........................           (123)
                                                                         ------

 Net income.....................................................         $   99
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